Exhibit 23





               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55894, 33-68898 333-09390 and 333-38652) and Form S-3 (Nos. 33-94666 and
333-1988) of Graphic Packaging International Corporation of our report dated February 23, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





PricewaterhouseCoopers LLP
Denver, Colorado
March 23, 2001